UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2007
VERTRUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21527 (Commission File Number)	06-1276882 (IRS Employer Identification No.)

20 Glover Avenue Norwalk, Connecticut (Address of principal executive offices)		06850 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 324-7635
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1: AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER
EX-2.2: AMENDMENT TO THE STOCKHOLDER PROTECTION RIGHTS AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
     On July 18, 2007, Vertrue Incorporated (“Vertrue”) entered into an amendment (the “Merger Agreement Amendment”), with Velo Holdings Inc., a Delaware corporation (“Parent”), and Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), to the Agreement and Plan of Merger, dated as of March 22, 2007, by and among Vertrue, Parent and Merger Sub (as amended by the Merger Agreement Amendment, the “Merger Agreement”). According to the terms of the Merger Agreement Amendment, the merger consideration payable to Vertrue’s stockholders has been increased to $50.00 per share in cash, without interest, from $48.50 per share in cash, without interest.
     A special committee of independent directors and the full board of directors of Vertrue have approved the Merger Agreement Amendment, and the full board of directors of Vertrue has recommended that Vertrue’s stockholders adopt the Merger Agreement at the reconvened special meeting of stockholders on July 31, 2007, which was originally scheduled for July 12, 2007.
     On July 18, 2007, Vertrue entered into an amendment (the “Rights Agreement Amendment”), with American Stock Transfer & Trust Company, to the Stockholder Protection Rights Agreement, dated July 3, 2007, between Vertrue and American Stock Transfer & Trust Company, to exempt transactions contemplated by an agreement (the “Voting Agreement”), dated July 18, 2007, between Brencourt Advisors, LLC, a beneficial owner of approximately 28.1% of Vertrue’s common stock (“Brencourt”), and Parent. Pursuant to the Voting Agreement, Brencourt has agreed to vote all of its shares of Vertrue’s common stock in favor of the adoption of the Merger Agreement and Parent has granted to Brencourt the right to acquire up to an amount of $25 million in equity securities of Parent.
     Oak Investment Partners (“Oak”), which was originally part of the investor group formed to acquire Vertrue, has determined not to participate in the merger transaction at the increased $50.00 per share merger consideration. The equity for replacing the entire amount of Oak’s equity commitment and the aggregate amount of the increased merger consideration will be provided by One Equity Partners, Rho Ventures and, if Brencourt exercises its right to invest, Brencourt.
Item 8.01 Other Events
     On July 19, 2007, Vertrue issued a press release announcing that it had entered into the Merger Agreement Amendment and the Rights Agreement Amendment, and that Brencourt and Parent had entered into the Voting Agreement.
     A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits
(d) Exhibits
2.1	Amendment to the Agreement and Plan of Merger, dated as of July 18, 2007, among Vertrue Incorporated, Velo Holdings Inc. and Velo Acquisition Inc.

2.2	Amendment to the Stockholder Protection Rights Agreement, dated as of July 18, between Vertrue Incorporated and American Stock Transfer & Trust Company, as Rights Agent.

99.1	Press release issued by Vertrue Incorporated on July 19, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTRUE INCORPORATED
Date: July 19, 2007
	By:	/s/ George W. M. Thomas
		Name:	George W. M. Thomas
		Title:	Senior Vice President & General Counsel

Page 4 of 5 Pages

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Amendment to the Agreement and Plan of Merger, dated as of July 18, 2007, among Vertrue Incorporated, Velo Holdings Inc. and Velo Acquisition Inc.

Exhibit 2.2	Amendment to the Stockholder Protection Rights Agreement, dated as of July 18, between Vertrue Incorporated and American Stock Transfer & Trust Company, as Rights Agent.

Exhibit 99.1	Press release issued by Vertrue Incorporated on July 19, 2007.

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